                             EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into effective as of the date set forth on the signature page hereof (the "Effective Date"), by and between FFP Partners Management Company, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and _____________________________ (hereinafter referred to as "Executive").

                                  WITNESSETH

WHEREAS, Employer desires to employ Executive, and Executive desires to be employed by Employer, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereafter set forth, the parties hereto agree as follows:

1. Employment. Employer hereby employs Executive to perform such duties, functions and responsibilities as are from time to time delegated to Executive by the Board of Directors of Employer, and as are consistent with Executive's prior training and experience and with Executive's position with Employer prior to the Effective Date. Executive agrees that, upon the termination of this Agreement, for any reason whatsoever, he will, within five (5) days of such termination, submit to the Board of Directors of Employer his written resignation from any offices of Employer then held by him.

2. Term. The term (herein so called) of Executive's employment by Employer hereunder shall begin on the Effective Date and continue until two (2) years after the Effective Date, with the term of this Agreement to be extended for one year upon each annual anniversary of the Effective Date unless the employment of Executive is terminated by voluntary resignation of Executive or in accordance with Sections 6, 7, 8, or 9 of this Agreement.

3. Compensation. Employer agrees to pay to Executive, as compensation for the services to be rendered by Executive under or pursuant to this Agreement, an annual base salary ("Annual Salary") equal to _________________________ dollars ($__________) which Annual Salary may be adjusted from time to time by the Board of Directors based on the responsibilities and performance
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of Executive, with such adjusted salary becoming the Annual Salary for all purposes of this Agreement.

4. Benefits. Executive shall be entitled to such holidays, paid vacations and sick leave as are consistent with Employer's standard policies. Executive shall also be eligible, from and after the date hereof, for participation in such group insurance, hospitalization, major medical, dental, disability insurance, profit sharing, pension and other such benefit programs, as those generally afforded the senior executives of Employer.

5. Status as Employee. At all times during the term of this Agreement (including any extensions), Executive shall be deemed to be an employee of Employer for purposes of determining Executive's coverage under and eligibility to participate in any employee benefit plans or programs which Employer now has or may hereafter initiate.

6. Disability. In the event that Executive shall be incapacitated by reason of mental or physical disability or otherwise during the term hereof (including any renewal term) so that he is prevented from adequately performing his principal duties and services hereunder, this Agreement shall automatically terminate and Employer shall have no further liability hereunder except for compensation earned and reimbursements for expenses incurred pursuant hereto prior to such termination. If the parties cannot mutually agree upon whether Executive is disabled for the purposes of this Agreement, then Employer and Executive shall each appoint one doctor of medicine of his or its choice licensed to practice in any state within the United States, and the two doctors so appointed shall determine if Executive is in fact disabled for the purpose of this Agreement. If the two doctors so appointed cannot agree upon whether Executive is disabled, they shall appoint a third licensed doctor of medicine and the decision of the majority shall be binding on all parties.

7. Death. In the event of the death of Executive during the term hereof (including any renewal term), this Agreement shall automatically terminate and no further payments, except those provided by any life insurance policies provided by Employer and except for compensation earned and reimbursement for expenses incurred prior to such termination date, shall be made or paid to Executive hereunder.
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8.  Termination by Employer for Cause.  Employer shall have the right to terminate this Agreement and the employment of Executive under this Agreement,as well as any and all payments to be made hereunder,in the event of (i) the commission by Executive of any act of fraud or dishonesty with respect to Employer or any of its affiliates, (ii) Executive's intentional neglect of, continual inattention to, or nonperformance of his duties hereunder, or (iii) the violation by Executive of any of the provisions of this Agreement. In the event Employer elects to terminate this Agreement as set forth above, Employer shall send written notice to Executive to such effect, describing in reasonable detail the action or actions of Executive giving rise to such termination. Upon the termination of this Agreement pursuant to this paragraph 8, no further payments of any type shall be made or shall be payable to Executive hereunder, other than for any compensation due through, and reimbursements for expenses incurred prior to, the date upon which such termination occurs.

9. Payments Upon Termination Without Cause. Unless the employment of Executive is terminated voluntarily by Executive or is terminated by Employer for any of the reasons specified in section B above, Employer shall pay to Executive upon termination an amount equal to his Annual Salary in effect at the time of termination. Such amount payable upon termination shall be paid to Executive within two weeks from the date of termination. If such sum is not paid to Executive as provided in the foregoing provisions, Executive shall continue to receive his Annual Salary in regular periodic payments until an amount equal to such Annual Salary is received by Executive after termination.

10. No Conflicting Agreements. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement.

11. Permitted Assignees and Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Executive may not assign his rights or obligations hereunder without the prior written consent of Employer.

12. Notices. Any notice or communication required or permitted hereby shall be in writing and shall be delivered personally,
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sent by prepaid telegram and followed with a confirming letter, or mailed by certified or registered mail, postage prepaid,

     (a)  If to Executive:____________________________
                          ____________________________
                          ____________________________

     (b) if to Employer: FFP Management Partners Management
                          Company, Inc.
                          2801 Glenda Avenue
                          Fort Worth, Texas 76117

or in the case of each party hereto, to such other address and to the attention of such other person as may have theretofore been specified in writing in like manner by such party to the other party. Each such notice or communication shall be deemed to have been given as of the date so delivered or at the expiration of the third day following the date of mailing.

13. Interpretation. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Texas. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon Executive and Employer.

14. Amendments. This Agreement may be amended or renewed in whole or in part only by an instrument in writing setting forth the particulars of such amendment or renewal and duly executed by an officer expressly authorized by the Board of Directors of Employer to do so and by Executive, Executive shall not be entitled to vote as a director or to act for the Employer in connection with an amendment or renewal of this Agreement.
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15.  Attorney's Fees.  If on account of any breach or default by either party hereunder, it shall become necessary for the other party hereto to employ an attorney to enforce or defend any of said party's rights or remedies hereunder, the prevailing party shall be paid by the other party any reasonable attorney's fees and related costs incurred by the prevailing party by reason of such proceedings, breach or default.

16. Prior Agreements. All employment agreements heretofore in effect between Executive and the Employer are hereby terminated at and as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year set forth below.

Effective Date:            April ____, 1989


                           FFP Partners Management Company, Inc.,
                           a Delaware corporation


                           By: ______________________________
                               ______________________________

                                                     EMPLOYER


                          _______________________________________
                          _______________________________________

                                                     EXECUTIVE
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                                 July 22, 1992


_____________________________
_____________________________
_____________________________

Dear ____________________:

Paragraph 9 of your employment agreement, dated April 23, 1989, with FFP Partners Management Company, Inc. (the "Company") provides that upon termination by the Company, other than for cause, you will be entitled to receive one year's Annual Salary as severance pay, and if such amount is not paid upon termination as provided in that paragraph, you will be entitled to continue to receive your Annual Salary in regular periodic payments until you receive, following your termination, an amount equal to your Annual Salary.

In consideration of your continued employment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the company, the Company amends paragraph 9 of your employment agreement to read in its entirety as follows:

"9. Payments Upon Termination Without Cause. Unless the employment of Executive is terminated voluntarily by Executive or is terminated by Employer for any of the reasons specified in Section 8 above, Employer shall pay to Executive upon termination an amount equal to two (2) times his Annual Salary in effect at the time of termination. Such amount payable upon termination shall be paid to Executive within one week from the date of termination. If such sum is not paid to Executive as provided in the foregoing provisions, Executive shall continue to receive his Annual Salary in regular periodic payments until an amount equal to two (2) times such Annual Salary is received by Executive after termination. In addition, employer shall provide to Executive for two years after the date of termination life and medical insurance, and automobile, and other similar benefits which were provided to Executive prior to his termination, all on the same terms and conditions as such benefits were provided prior to his termination."

Except as expressly amended by this letter agreement, your employment agreement will remain in full effect.
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If this letter correctly reflects our understanding, please sign and return a copy of the letter, keeping a copy for your files.

                                 FFP PARTNERS MANAGEMENT
                                 COMPANY, INC.

                                 By:
                                     Robert J. Byrnes, President


AGREED:


_____________________________________
____________________________ (Executive)